Exhibit 5


                              AOL TIME WARNER INC.

                                January 11, 2001

AOL Time Warner Inc.
75 Rockefeller Plaza
New York, New York  10019

Ladies and Gentlemen:

         This opinion is filed in connection with the filing by AOL Time Warner Inc. (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement")relating to the registration of an aggregate of 5,759,414 additional shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company to be purchased and/or issued pursuant to the terms of the Time Warner Savings Plan (to be renamed the AOL Time Warner Savings Plan), the Time Warner Thrift Plan (to be renamed the AOL Time Warner Thrift Plan) and the TWC Savings Plan (collectively, the "Plans"). The Registration Statement also registers an indeterminate amount of interests to be offered or sold pursuant to the terms of the Plans and an indeterminate amount of additional shares of Common Stock pursuant to the anti-dilution provisions of the Plans.

         I am Vice President of the Company and have acted as counsel in connection with the Registration Statement. In that connection, I, or a member of my staff upon whom I have relied, have examined and am familiar with originals or copies, certified or otherwise, identified to our satisfaction, of:

         1. Certificate of Incorporation of the Company as currently in effect;

         2.       By-Laws of the Company as currently in effect;

         3. Resolutions adopted by the Company's Board of Directors authorizing the assumption of the Plans and the reservation of Company Common Stock under the Plans; and

         4.       The Plans.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares, interests and additional shares will be issued for the consideration permitted under the Plans as currently in effect, and none of such Shares or additional shares will be issued for less than $.01; (ii) all actions required to be taken under the Plans by the Board of Directors of the Company have been or will be taken by the Board of Directors of the Company, respectively; and (iii) at the time of the issuance of the Shares and the additional shares under the Plans, if such Shares or additional shares are originally issued shares, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

         Based upon the foregoing, I am of the opinion that the Shares, additional shares of Common Stock and/or interests to be purchased and/or issued pursuant to the terms of the Plans have been duly authorized and, when issued pursuant to the terms of the Plans, will be duly and validly issued, and the Shares and additional shares of Common Stock will be fully paid and non-assessable.

         You acknowledge that I am admitted to practice only in the District of Columbia and am not an expert in the laws of any other jurisdiction. No one other than the addressees and their assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

         This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. We express no opinion with respect to the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                                     Very truly yours,

                                                     /s/ Paul T. Cappuccio, Esq.
                                                     Paul T. Cappuccio, Esq.
                                                     Vice President